CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made effective as of May 1, 2011 (the “Effective Date”), by and among Stephen Cook (the “Consultant”) and American Paramount Gold Corp. (the “Company”).

ARTICLE I
TERM AND DUTIES

            1.1      Engagement. The Company hereby retains the Consultant and the Consultant hereby accepts being retained by the Company as a general business, investor relations and marketing consultant to the Company, upon the terms and conditions set forth in this Agreement.

            1.2      Term. The term of this Agreement is from the Effective Date until October 31, 2011 (the “Term”) and upon the expiry of the Term, the parties will have no further obligations under this Agreement other than in respect of payment of compensation, pursuant to s. 2.1 herein, owing up to the expiry of the Term.

            1.3      Duties. The Consultant shall provide such general business management, administration, investor relations, development and marketing consulting services (the “Services”) as the Board of Directors and/or the CEO of the Company may reasonably require from time to time. The Consultant will devote such business time, attention, skill, and energy to the business of the Company as shall be reasonably required to perform his duties hereunder.

            1.4      Review of Performance. The Consultant agrees to undergo a thorough review of its performance by the Company’s management on a quarterly basis evaluating the Consultant’s achievements in the following four areas: 1. funds raised through private placements or other means; 2. liquidity (trading volume) of the Company’s securities on the OTCBB; 3. Effectiveness of communications and investor relations materials produced by Consultant; and 4. responsiveness to inquiries by investors.

            1.5      Non-Disclosure.

                      (a)      The Consultant shall hold in confidence, and shall not disclose to any person outside of the Company, except on a “need to know” basis, any Proprietary Information concerning the Company. The Consultant shall use Proprietary Information only for the purpose of performing the Services for the Company and shall not use or exploit such Proprietary Information for his benefit or the benefit of any other person or entity without the prior consent of the Company.

                      (b)      Proprietary Information means any tangible or intangible proprietary or confidential information or materials or trade secrets belonging to the Company or its affiliates (whether disclosed orally, in writing, in electronic format or otherwise), including, but not limited to, customers, suppliers, processes, methods and techniques; equipment; data; reports; know-how; existing and proposed contracts with third parties; and business plans, including information concerning the existence and scope of activities of any research, development, marketing or other projects of the Company, and including confidential financial information and information concerning the business affairs of the Company which are furnished, disclosed, learned or otherwise acquired by the Consultant during or in the course of discussions or otherwise pursuant to this Agreement. Proprietary Information of a Company shall also include information embodying or developed by use or testing of Proprietary Information of the Company.

                      (c)      The non-disclosure obligations of the Consultant shall not apply to any Proprietary Information to the extent that such Proprietary Information: (i) is known to the public at the time of disclosure or becomes known through no wrongful act on the part of the Consultant or any of her representatives; (ii) becomes known to the Consultant through disclosure by sources other than the Company having the legal right to disclose such Proprietary Information; (iii) has been independently developed by the Consultant without reference to or use of the Proprietary Information; or (iv) is required to be disclosed by the Consultant to comply with a court order or similar legal process, provided that the Consultant provides prior written notice of such disclosure to the Company and at no cost or expense to the Consultant takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

                      (d)      The Consultant agrees that the Company is and shall remain the exclusive owner of the Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights to the Consultant is granted or implied under this Agreement. Consultant shall maintain all copyright, confidentiality and other proprietary markings on the Proprietary Information of the Company.

                      (e)      The Consultant shall, upon the request of the Company, return to the Company all media, documents and other manifestations of Proprietary Information received or developed by the Consultant pursuant to this Agreement and all copies and reproductions thereof, including, without limitation, all back-up copies in electronic formats.

            1.6      Company Approval Required. The Consultant agrees that all communications, releases, interviews, and materials intended to be disseminated for the purposes of investor relations must be approved by the Company in advance. The Consultant agrees that the Company’s control of information presented to its shareholders and potential shareholders is of utmost concern to the Company and consequently, the Consultant agrees that any breach of the condition outlined in this section 1.6 is grounds for immediate termination of the Agreement by the Company with no further consideration owing by the Company to the Consultant. The Company reserves all its rights in law to seek appropriate damages against the Consultant for any breach of this section 1.6, in addition to its right to immediately terminate the Agreement.

ARTICLE II
COMPENSATION

            2.1      Compensation. As compensation for the Services, the Company hereby agrees to pay to the Consultant a fee (the “Monthly Fee”) of US$3,500 payable monthly in arrears.

            2.2      Signing Bonus. The Company shall pay the Consultant a signing bonus of 500,000 common shares of the Company on the Effective Date.

            2.3      Other Businesses. The Company acknowledges and agrees that during the Term, the Consultant will continue to be involved with, engaged in, render services for, and permit his name and the names of his affiliates to be used in connection with, both existing and new businesses other than the Company. The assumption by Consultant of his duties hereunder shall be without prejudice to his rights (or the rights of his Affiliates) to maintain such other interests and activities and to receive and enjoy profits or compensation there from.

ARTICLE III
EXPENSES

            3.1      Expenses. The Consultant shall be responsible for all of its expenses related to operation of its office, employees, and telephone(s). Company will pay on behalf of the Consultant (or reimburse the Consultant for) the reasonable expenses related to travel incurred by the Consultant in the performance of the Services as well as pre-approved expenses related to third party promotional activities.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

            4.1      By the Consultant. The Consultant represents and warrants to the Company that the execution and delivery of this Agreement by the Consultant do not, and the performance by the Consultant of the Consultant’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Consultant; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Consultant is a party or by which the Consultant is or may be bound.

            4.2      By the Company. The Company hereby represents and warrants to the Consultant that the following statements in this section 4.2 are correct and complete as of the Effective Date:

                      (a)      The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is presently being conducted. The entry into this Agreement, the performance of its obligations hereunder are not in violation of, in conflict with, or in default under any of the certificate of incorporation, bylaws or comparable charter documents of the Company, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation, conflict or default.

                      (b)      The Company has all requisite power to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the conditions set forth herein, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on behalf of the Company.

                      (c)      The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) violate, conflict with, constitute or result in (in each case, with or without notice, lapse or time or both) a material default or a material breach under, or result in the acceleration, termination or cancellation of (or entitle any Person or give any Person the right to accelerate, terminate or cancel) any material obligation under, or result in the loss of a material benefit under, or require any material consent, approval or authorization under, any contract to which the Company is a party; (ii) contravene or violate in any law, statute, rule or regulation applicable to the Company or any of its assets or properties, or any governmental order to which the Company is a party or by which the Company or any of its assets or properties is bound; (iii) result in the creation or imposition of any encumbrance on any of the material assets or material properties of the Company; (iv) constitute an event which, after notice or lapse of time or both, would result in any conflict, breach, violation, default, requirement, loss, creation or imposition of any encumbrance, termination or impairment or similar event described in clauses (i)-(iii) above.

ARTICLE V
GENERAL PROVISIONS

            5.1      Termination of Prior Obligations. The parties hereto acknowledge and agree that that Company is hereby released from any and all obligations to issue the Consultant options to purchase common shares of Company not previously issued to the Consultant prior to the Effective Date and which obligations may have arisen prior to the Effective Date. The parties hereto further acknowledge and agree that the Consultant is hereby released from any and all obligations to repay any monies owed to Company, which obligations may have arisen prior the Effective Date and Company will take all steps to cancel all written instruments evidencing such obligations.

            5.2      Termination with Cause. This Agreement may be terminated by either party, if the other party is in breach of its obligations under this Agreement, after the terminating party has provided the other party thirty (60) days’ notice and opportunity to cure and in the event of such termination, no further compensation hereunder shall be owing to the Consultant by the Company other than the disbursements of Consultant further to the provisions of Section 3.1.

            5.3      Injunctive Relief and Additional Remedies. The parties hereto acknowledge that the injury that would be suffered by the non-breaching party as a result of a breach of the provisions of this Agreement would be irreparable and that an award of monetary damages to the non-breaching party for such a breach would be an inadequate remedy. Consequently, the non-breaching party will have the right, in addition to any other rights such party may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement and the non-breaching party will not be obligated to post bond or other security in seeking such relief.

            5.4      Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

            5.5      Binding Effect, Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of their respective assets may be transferred. The rights and obligations of the Consultant under this Agreement, being personal, may not be assigned or delegated without the prior written consent of the Company. The rights and obligations of the Company under this Agreement may not be assigned without the prior written consent of the Consultant.

            Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Consultant,	Stephen Cook
1000 Spanish River Road #3-W
Boca Raton, FL 33432
Attention: Steve Cook
email: scook@investorsmatrixgroup.com

If to Company:	American Paramount Gold Corp.
130 King St. West, Suite 3690
Toronto ON M5X 1A9

Attention: Hugh Aird, President & CEO
Email: haird@americanparamountgold.com

            5.6      Jurisdiction. This Agreement is governed by the laws of The State of Nevada and the federal laws of the United States applicable therein. The Consultant irrevocably attorns to the jurisdiction of the courts of the State of Florida.

            5.7      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            5.8      Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date above first written above.

Stephen Cook

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American Paramount Gold Corp.

Per: Hugh Aird, President & CEO

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